Exhibit 10.3
LOCK-UP AGREEMENT

This LOCK-UP AGREEMENT (the “Agreement”) is made as of the 12th day of April 2011, by Range Kentucky Holdings, LLC, a Wyoming limited liability company (the “Holder”), in connection with its ownership of shares of Alamo Energy Corp., a Nevada corporation (the “Company”).

RECITALS

WHEREAS, the Company and the Holder are parties to a Member Interest Purchase and Sale Agreement dated April 12, 2011, pursuant to which the Company will purchase certain membership interests from Holder (the “Purchase Agreement”);

WHEREAS, the Company has negotiated certain terms with the Holder, which requires the execution of this Agreement as a condition to closing the  transaction contemplated by the Purchase Agreement; and

WHEREAS, the Holder is willing to enter into this Agreement in connection with the Purchase Agreement on the terms provided herein.

NOW, THEREFORE, IN CONSIDERATION OF THESE PRESENTS AND FOR SUCH OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, THE HOLDER AGREES AS FOLLOWS:

1. Background.

(a) The Holder is the beneficial owner of 8,500,000 shares of the Common Stock, $ 0.001 par value, of the Company (the “Shares”), of which the Company has agreed to file a Registration Statement on Form S-1 (“Form S-1”) with the Securities and Exchange Commission (the “SEC”) pursuant to which the Company will register for resale 3,000,000 of the Shares held by the Holder (the “Registrable Shares”).

(b) The Holder understands that, as a condition to closing the transaction contemplated by the Purchase Agreement, the Company has required an agreement from the Holder to refrain from selling the Registrable Shares from the date that the Form S-1 becomes effective with the SEC until the twelve month anniversary thereof (the “Restriction Period”), except as specified in Section 2.  The Holder has entered into this Agreement in order to induce the Company to enter into the Purchase Agreement.

2. Sale Restriction.

(a) The Holder hereby agrees that during the Restriction Period and during each one week period in the period of time between the date that the Form S-1 becomes effective with the SEC and the termination of the Restricted Period, the Holder will not sell, transfer, or otherwise dispose of more than the greater of (i) one hundred thousand (100,000) of the Registrable Shares, and (ii) the number of Registrable Shares equal to 7.5% of the average weekly trading volume of the Company’s common stock during the prior four calendar weeks, other than in connection with an offer made to all stockholders of the Company in connection with merger, consolidation, or similar transaction involving the Company.

The Holder further agrees that the Company is authorized to and the Company agrees to place “stop orders” on its books to prevent any transfer of Registrable Shares in violation of this Agreement. The Company agrees to use commercially reasonable efforts not to allow any transaction inconsistent with this Agreement.

(b) Notwithstanding the foregoing restrictions on transfer, the Holder may, at any time and from time to time during the Restriction Period, transfer all or a portion of the Registrable Shares (i) as bona fide gifts or transfers by will or intestacy; (ii) to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that any such transfer shall not involve a disposition for value; (iii) to a charity or trust the beneficiaries of which are exclusively the Holder and/or a member or members of the Holder’s immediate family or pursuant to any court order or court settlement; (iv) sales, dispositions or other transfers to affiliates of the Holder, including its members (if a limited liability company) or its partners (if a partnership); and (v) the transfer by the Holder of its Registrable Shares to any existing shareholder of the Company; provided, that, in the case of any gift or transfer described in clauses (i), (ii), (iii), (iv) or (v) each donee or transferee agrees in writing to be bound by the terms and conditions contained herein in the same manner as such terms and conditions apply to the Holder.

(c) In the event of any stock dividend, stock split or consolidation of shares or any like capital adjustment of any of the outstanding securities of the Company, all new, substituted or additional securities or other property to which Holder becomes entitled by reason of ownership of the Registrable Shares shall be subject to restriction with the same force and effect as the Registrable Shares subject to restriction immediately before such event.

3. Miscellaneous.

(a) At any time, and from time to time, after the signing of this Agreement, the Holder will execute such additional instruments and take such action as may be reasonably requested by the Company to carry out the intent and purposes of this Agreement.

(b) This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Nevada or in the federal courts located in the state of Nevada. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

               (c) Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(d) Notice to the Holder. The Holder hereby irrevocably waives personal service of process and consents to process being served in any suit, action, or proceeding in connection with this Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to the Holder at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(e) The restrictions on transfer described in this Agreement are in addition to and cumulative with any other restrictions on transfer otherwise agreed to by the Holder or to which the Holder is subject to by applicable law.

(f) This Agreement shall be binding upon the Holder, its legal representatives, successors, and assigns.

(g) This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which will be one and the same document.  Facsimiles and electronic copies in portable document format (“PDF”) containing original signatures shall be deemed for all purposes to be originally signed copies of the documents that are the subject of such facsimiles or PDF versions.

(h) The Company agrees not to take any action or allow any act to be taken that would be inconsistent with this Agreement.

(i) The Holder acknowledges that this Agreement is being entered into for the benefit of the Company, may be enforced by the Company and may not be amended without the written consent of the Company, whose consent may be withheld, delayed, or denied for any reason or for no reason.

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IN WITNESS WHEREOF, and intending to be legally bound hereby, the Holder has executed this Agreement as of the day and year first above written.

Company: ALAMO ENERGY CORP. a Nevada corporation
By:	/s/ Allan Millmaker
Allan Millmaker Its: Chief Executive Officer

Holder: RANGE KENTUCKY HOLDINGS LLC By its Manager: Range Exploration Partners LLC
By:	/s/ Frode Aschim
Frode Aschim Its: Manager

8,500,000 Shares

Number of Shares of Common Stock Actually Owned

Number of Shares of Common Stock Beneficially Owned, if different than Number of Shares Actually Owned (Describe such shares and related instruments on next page.)